UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2010
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Luby's, Inc. (the "Company") today announced that it will purchase substantially all of the assets of Fuddruckers, Inc., Magic Brands, LLC and certain of their affiliates (collectively, "Fuddruckers") for approximately $61 million of cash.  The Company will also assume certain of Fuddruckers' obligations, real estate leases and contracts and will pay an additional $2.45 million of cash if it does not assume certain specified contracts.  The Company will fund the purchase from cash and an expansion of its credit facility.

Fuddruckers currently operates 60 Fuddruckers locations and three Koo-Koo-Roo locations, and franchisees currently operate an additional 138 Fuddruckers locations.

Fuddruckers filed for Chapter 11 bankruptcy protection on April 21, 2010.  The Company participated in an auction of substantially all of Fuddruckers' assets on June 17, 2010, and was declared the successful bidder at the conclusion of the auction.  The sale to the Company remains subject to the approval of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").  The Bankruptcy Court has scheduled the final hearing on the sale motion for June 22, 2010, and the transaction is expected to close on or before July 9, 2010, subject to the satisfaction or waiver of other customary closing conditions.

Forward-Looking Statements

This report contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements contained in this report, other than statements of historical fact, are "forward-looking statements" for purposes of these provisions, including statements regarding the Company's plans to acquire substantially all of the assets of Fuddruckers, Inc., Magic Brands, LLC and certain of their affiliates, the expansion of the Company's credit facility and the timing of the closing.  These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, and there can be no assurance that the Company will be able to consummate the acquisition on the terms described or at all.  Factors that might cause or contribute to such differences include, but are not limited to, failure to obtain Bankruptcy Court approval, the failure of Fuddruckers to satisfy the closing conditions, the failure to expand the Company's credit facility and the risk factors detailed in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q that the Company files with the Securities Exchange Commission ("SEC") from time to time.  The Company's SEC filings are available from the Company and are also available at the SEC's website at http://www.sec.gov.  In addition, factors that the Company is not currently aware of could harm the Company's future operating results.  You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company undertakes no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010	LUBY'S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer